Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue

Cleveland, Ohio 44108

216-243-2449

January 7, 2025

FOR IMMEDIATE RELEASE

CRAWFORD UNITED ACQUIRES RAHN INDUSTRIES

CLEVELAND, OHIO, January 7, 2025 – Crawford United Corporation (OTC: CRAWA) today announced the purchase of Rahn Industries, Incorporated of Whittier, California and Portland, Tennessee, effective January 2, 2025. Rahn Industries is a leading manufacturer of HVAC coils and related coatings, serving both OEM and aftermarket customers in the healthcare, industrial, energy, and defense industries. The purchase price was approximately $13 million in cash, subject to certain post-closing adjustments based on working capital, indebtedness and selling expenses. At closing, $1 million of the purchase price was placed in escrow to cover any deficiency in working capital determined post-closing and secure the seller’s indemnification obligations.

“Rahn Industries is strategically important to our Commercial Air Handling segment,” said Brian Powers, CEO of Crawford United. “HVAC coils are the single largest expenditure of our rapidly expanding Air Enterprises business. This acquisition allows us to secure a vital component of our supply chain for the long term,” he added.

The acquisition is expected to add approximately $18 million in annualized revenue to Crawford United and be immediately accretive to earnings.

About Crawford United Corporation. Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components and coatings to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements. This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company, such as the integration of Rahn Industries and the acquisition’s expected impact on the Company’s revenue and earnings, and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (b) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (c) actions that governments, businesses and individuals take in response to public health crises, such as the COVID-19 pandemic, including mandatory business closures and restrictions on onsite commercial interactions; (d) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies; (e) adverse effects from evolving geopolitical conditions, such as the military conflicts in Ukraine and the Middle East; (f) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (g) the Company's dependence upon a limited number of customers and the aerospace industry, (h) the highly competitive industries in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (i) the Company's ability to capitalize on market opportunities in certain sectors, (j) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, as well as the risks described from time to time in the Company’s reports as filed with the Securities and Exchange Commission. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:	Brian E. Powers
President and Chief Executive Officer
216-243-2449
bpowers@crawfordunited.com